                                                                    Exhibit 99.1

                      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS OF CIATTI'S, INC.


In September 1997, the Company sold three of its full-service restaurants and in October it sold a fourth full-service restaurant. The restaurants that were sold in September were located in Burnsville, Falcon Heights and Woodbury, Minnesota, and the restaurant that the Company sold in October was located in St. Cloud, Minnesota. The historical consolidated financial statements reflect the completed transaction for the sale of the three restaurants sold in September. The unaudited pro forma condensed consolidated financial statements reflect the completed transaction for the sale of the restaurant sold in October. On a pro forma basis, the sale of the restaurant sold in October generated cash proceeds of $593,424.

The following unaudited pro forma condensed consolidated financial statements set forth, for the periods and at the dates indicated, summarized unaudited pro forma condensed consolidated financial information for Ciatti's, Inc. This information is derived from the historical consolidated financial statements and notes thereto and reflects (a) the condensed consolidated balance sheet as of September 28, 1997 as if the sale had occurred on September 28, 1997, (b) the condensed consolidated results of operations for the fifty-two weeks ended
June 29, 1997 as if the sale had occurred on June 30, 1996 and (c) the condensed consolidated results of operations for the thirteen weeks ended September 28, 1997 as if the sale had occurred on June 29, 1997.

The pro forma condensed consolidated financial statements reflect the recognition of the estimated effect of the sale of the three full-service restaurants sold in September 1997 and the one full-service restaurant sold in October 1997. The net gain on the sale of certain assets related to these restaurants is not reflected in the unaudited pro forma condensed consolidated statement of operations for the thirteen weeks ended September 28, 1997 and for the fifty-two weeks ended June 29, 1997. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, interest income on the cash proceeds from the sale of the full-service restaurants has not been reflected in the unaudited pro forma condensed consolidated statement of operations for the thirteen weeks ended September 28, 1997 and for the fifty-two weeks ended June 29, 1997.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These financial statements should also be read in conjunction with the historical financial statements of Ciatti's, Inc. and notes thereto. Actual adjustments may differ from the pro forma adjustments presented herein. The pro forma financial statements do not purport to be indicative of the actual results of operations which would have occurred had the four full-service restaurants been sold as of June 29, 1997 or as of June 30, 1996 or the future results of operations which may be obtained.

                            CIATTI'S, INC. AND SUBSIDIARY
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)
                                  SEPTEMBER 28, 1997

                                                                      Pro Forma Adjustments
                                                                  -----------------------------
                                                                  Sale of One
                                                                  Full-Service
ASSETS                                               Historical    Restaurant (a)  Other (b)     Pro Forma
                                                    -----------    --------------  ---------    -----------
CURRENT ASSETS
   Cash and cash equivalents                        $   727,064     $     -        $ 593,424    $ 1,320,488
   Receivables                                           70,658           -              -           70,658
   Current portion of notes receivable                   24,188           -              -           24,188
   Inventories                                          113,295        18,296            -           94,999
   Prepaid expenses and other current assets             66,592        10,127            -           56,465
   Assets held for sale                                 167,992       167,992            -              -
                                                    -----------    ----------      ---------    -----------
            Total current assets                      1,169,789       196,415        593,424      1,566,798

PROPERTY AND EQUIPMENT, net                           3,269,341           -              -        3,269,341

NOTES RECEIVABLE, less current portion                  126,509           -              -          126,509
                                                    -----------    ----------      ---------    -----------
                                                    $ 4,565,639     $ 196,415      $ 593,424    $ 4,962,648
                                                    -----------    ----------      ---------    -----------
                                                    -----------    ----------      ---------    -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Short-term notes payable and current
      maturities of long-term obligations           $ 1,492,361     $     -        $     -      $ 1,492,361
   Accounts payable                                   1,016,638           -              -        1,016,638
   Accrued liabilities                                1,031,521           -              -        1,031,521
                                                    -----------    ----------      ---------    -----------
            Total current liabilities                 3,540,520           -              -        3,540,520
LONG-TERM OBLIGATIONS, less current maturities          733,775           -              -          733,775

SHAREHOLDERS' EQUITY
   Common stock                                           7,428           -                -          7,428
   Additional paid-in capital                         4,335,214           -              -        4,335,214
   Accumulated deficit                               (4,051,298)      196,415        593,424     (3,654,289)
                                                    -----------    ----------      ---------    -----------
                                                        291,344       196,415        593,424        688,353
                                                    -----------    ----------      ---------    -----------
                                                    $ 4,565,639     $ 196,415      $ 593,424   $  4,962,648
                                                    -----------    ----------      ---------    -----------
                                                    -----------    ----------      ---------    -----------

Notes:

(a) To eliminate certain assets related to the full-service restaurant sold in October 1997 and included in the consolidated balance sheet of Ciatti's, Inc. as of September 28, 1997.

(b) To reflect the cash proceeds received from the sale of the full-service restaurant sold in October 1997.

                            CIATTI'S, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)
                     FOR THE FIFTY-TWO WEEKS ENDED JUNE 29, 1997


                                                                      Pro Forma Adjustments
                                                            ---------------------------------------------
                                                             Sale of Three    Sale of One
                                                              Full-Service   Full-Service
                                               Historical   Restaurants (a)   Restaurant (b)     Other (c)      Pro Forma
                                            -------------   ---------------  ---------------     ---------     ------------

 Sales
   Full-service restaurants                 $  15,811,370     $  5,024,775     $  1,888,795      $       -     $  8,897,800
   Bagel bakeries                               1,926,434              -                -                -        1,926,434
                                            -------------   ---------------  ---------------     -----------   ------------
       Total sales                             17,737,804        5,024,775        1,888,795              -       10,824,234
Cost of food and beverage                       5,371,297        1,497,791          551,308              -        3,322,198
                                            -------------   ---------------  ---------------     -----------   ------------
       Gross profit                            12,366,507        3,526,984        1,337,487              -        7,502,036
Operating expenses
    Labor and benefits                          6,304,321        1,680,574          656,143              -        3,967,604
    Direct and occupancy                        6,624,350        1,641,710          530,233              -        4,452,407
    General and administrative                  1,304,821          156,392            4,300              -        1,144,129
    Write-down of impaired assets                 640,286              -                -                -          640,286
                                            -------------   ---------------  ---------------     -----------   ------------
                                               14,873,778        3,478,676        1,190,676              -       10,204,426
                                            -------------   ---------------  ---------------     -----------   ------------
       Earnings (loss) from operations         (2,507,271)          48,308          146,811              -       (2,702,390)
Other income (expense)
    Interest expense                             (105,460)             -                -                -         (105,460)
    Investment income                              18,097              -                -             13,014         31,111
    Other, net                                     18,223            4,869            2,649              -           10,705
                                            -------------   ---------------  ---------------     -----------   ------------
                                                  (69,140)           4,869            2,649           13,014        (63,644)
                                            -------------   ---------------  ---------------     -----------   ------------
       Earnings (loss) before income taxes     (2,576,411)          53,177          149,460           13,014     (2,766,034)
Income tax benefit                                  7,633              -                -                -            7,633
                                            -------------   ---------------  ---------------     -----------   ------------
       Net earnings (loss)                   $ (2,568,778)      $   53,177      $   149,460       $   13,014   $ (2,758,401)
                                            -------------   ---------------  ---------------     -----------   ------------
Net earnings (loss) per common share         $      (3.46)      $     0.07      $      0.20       $     0.02   $      (3.71)
                                            -------------   ---------------  ---------------     -----------   ------------
Weighted average number of common shares
   outstanding during the year                    742,819          742,819          742,819          742,819        742,819
                                            -------------   ---------------  ---------------     -----------   ------------
                                            -------------   ---------------  ---------------     -----------   ------------

    Notes:

   (a) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 29, 1997 related to the operations of the three full-service restaurants sold in September 1997.

   (b) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 29, 1997 related to the operations of one full-service restaurant sold in October 1997.

   (c)   To reflect interest income on the 10.5% five-year notes receivable.

                            CIATTI'S, INC. AND SUBSIDIARY
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)
                   FOR THE THIRTEEN WEEKS ENDED SEPTEMBER 28, 1997


                                                                       Pro Forma Adjustments
                                                             ------------------------------------------------
                                                              Sale of Three     Sale of One
                                                              Full-Service     Full-Service
                                                Historical   Restaurants (a)   Restaurant (b)        Other (c)        Pro Forma
                                              -------------  ---------------   --------------       ----------     ------------
Sales
   Full-service restaurants                    $  3,583,412       $  977,358       $  460,255       $      -       $  2,145,799
   Bagel bakeries                                   699,678              -                -                -            699,678
                                              -------------  ---------------   --------------       ----------     ------------
         Total sales                              4,283,090          977,358          460,255              -          2,845,477

Cost of food and beverage                         1,301,338          281,535          138,643              -            881,160
                                              -------------  ---------------   --------------       ----------     ------------
         Gross profit                             2,981,752          695,823          321,612              -          1,964,317

Operating expenses
    Labor and benefits                            1,558,924          349,823          162,661              -          1,046,440
    Direct and occupancy                          1,789,897          348,178          138,901              -          1,302,818
    General and administrative                      379,886           39,098            1,075              -            339,713
    Gain on sale of full-service restaurants       (486,255)             -                -            486,255              -
                                              -------------  ---------------   --------------       ----------     ------------
                                                  3,242,452          737,099          302,637          486,255        2,688,971
                                              -------------  ---------------   --------------       ----------     ------------
         Earnings (loss) from operations           (260,700)         (41,276)          18,975         (486,255)        (724,654)

Other income (expense)
    Interest expense                                (57,053)             -                -                -            (57,053)
    Investment income                                   735              -                -              3,254            3,989
    Other, net                                        2,253              554              285              -              1,414
                                              -------------  ---------------   --------------       ----------     ------------
                                                    (54,065)             554              285            3,254          (51,650)
                                              -------------  ---------------   --------------       ----------     ------------
         Earnings (loss) before income taxes       (314,765)         (40,722)          19,260         (483,001)        (776,304)

Income tax benefit                                      -                -                -                -                -
                                              -------------  ---------------   --------------       ----------     ------------
         Net earnings (loss)                    $  (314,765)     $   (40,722)     $    19,260      $  (483,001)     $  (776,304)
                                              -------------  ---------------   --------------       ----------     ------------
Net earnings (loss) per common share            $     (0.42)     $     (0.06)     $      0.03      $     (0.65)     $     (1.04)
                                              -------------  ---------------   --------------       ----------     ------------
                                              -------------  ---------------   --------------       ----------     ------------
Weighted average number of common shares
   outstanding during the year                      742,819          742,819          742,819          742,819          742,819
                                              -------------  ---------------   --------------       ----------     ------------

    Notes:

    (a) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 29, 1997 related to the operations of the three full-service restaurants sold in September 1997.

    (b) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 29, 1997 related to the operations of one full-service restaurant sold in October 1997.

    (c) To reflect interest income on the 10.5% five-year notes receivable and the elimination of the gain on sale of the three full-service restaurants sold in September 1997.